Exhibit 13.2
PRINCIPAL FINANCIAL OFFICER CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350
In connection with this Annual Report of TORM plc (the “Company”) on Form 20-F for the year ended December 31, 2018 as filed with the Securities and Exchange Commission (the “SEC”) on or about the date hereof (the “Report”), I, Christian Søgaard-Christensen, Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.

Date:  March 12, 2019

/s/ Christian Søgaard-Christensen
Christian Søgaard-Christensen Chief Financial Officer (Principal Financial Officer)